Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

January 27, 2021

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	Name. The name of the limited liability company is CSI Compressco GP LLC.

2.	Registered Office; Registered Agent. The Registered Office of the limited liability company in the State of Delaware is:

Capitol Services, Inc.

1675 S. State Street, Suite B

Dover, Kent County, Delaware 19901

The name and address of the Registered Agent at such address upon whom process against this limited liability company may be served is:

Capitol Services, Inc.

1675 S. State Street, Suite B

Dover, Kent County, Delaware 19901

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first set forth above.

By:	/s/ Kimberly M. O’Brien
Name:	Kimberly M. O’Brien
Title:	Authorized Person

SIGNATURE PAGE TO

CERTIFICATE OF FORMATION OF CSI COMPRESSCO GP LLC